                                                                   EXHIBTI 10.11


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                     NORTHWESTERN STEEL AND WIRE COMPANY

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            FOR COVERED EXECUTIVES


                          Effective August 1,  1997




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


                     NORTHWESTERN STEEL AND WIRE COMPANY
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            FOR COVERED EXECUTIVES

                              TABLE OF CONTENTS



                                                                          Page
                                                                          ----
INTRODUCTION
ARTICLE I


                              DEFINITIONS....................................-1-
     1.1       "Account".....................................................-1-

     1.2       "Actuarial Equivalent"........................................-1-

     1.3       "Actuary".....................................................-1-

     1.4       "Beneficiary".................................................-1-

     1.5       "Benefit Service".............................................-1-

     1.6       "Board of Directors"..........................................-1-

     1.7       "Change of Control"...........................................-1-

     1.8       "Code"........................................................-2-

     1.9       "Code Limitations"............................................-2-

     1.10      "Committee"...................................................-2-

     1.11      "Company".....................................................-2-

     1.12      "Continuous Service"..........................................-2-

     1.13      "Effective Date"..............................................-2-

     1.14      "Executive"...................................................-2-

     1.15      "401(k) Plan".................................................-2-

     1.16      "Pension Plan"................................................-2-

     1.17      "Plan"........................................................-2-

     1.18      "Plan Year"...................................................-3-

     1.19      "Termination of Employment"...................................-3-


ARTICLE II


                              PARTICIPATION..................................-3-



ARTICLE III


                                                                          Page
                                                                          ----

                              PENSION BENEFITS...............................-3-
     3.1       Amount of Pension Benefit.....................................-3-

     3.2       Payment of Benefit............................................-4-

     3.3       Death Benefit.................................................-4-

     3.4       Restoration of Employment.....................................-4-

     3.5       Small Payments................................................-4-


ARTICLE IV

                              401(K) SAVINGS BENEFITS........................-4-

     4.1       Employer Matching & Non-Elective Contributions................-4-

     4.2       Maintenance of Account........................................-5-

     4.3       Lump Sum Payment..............................................-5-

     4.4       Death.........................................................-5-


ARTICLE V


                              PLAN FINANCING.................................-5-

     5.1       Funding.......................................................-5-

     5.2       Company Contributions.........................................-5-

     5.3       Establishment of Grantor Trust................................-6-


ARTICLE VI


                              DESIGNATION OF BENEFICIARY.....................-6-

     6.1       Designation by Executive......................................-6-

     6.2       Absence of Effective Designation..............................-6-


ARTICLE VII


                              ADMINISTRATION OF THE PLAN.....................-7-

     7.1       General Authority of Committee................................-7-

     7.2       Retention of Agents and Delegation of Authority...............-7-

     7.3       Limitation on Committee Membership............................-7-

     7.4       Expenses and Bond.............................................-7-


                                                                          Page
                                                                          ----

     7.5       Claims Procedure..............................................-7-


ARTICLE VIII

                        AMENDMENT AND TERMINATION............................-8-

     8.1       Amendment and Termination.....................................-8-

     8.2       Plan Termination..............................................-8-


ARTICLE IX


                               GENERAL PROVISIONS............................-9-

     9.1       Indemnification and Exculpation...............................-9-

     9.2       Corporate Action..............................................-9-

     9.3       Interests not Transferable....................................-9-

     9.4       Effect on Other Benefit Plans.................................-9-

     9.5       Deduction of Taxes from Amounts Payable.......................-9-

     9.7       Facility of Payment..........................................-10-

     9.8       Company Merger...............................................-10-

     9.9       Gender and Number............................................-10-

     9.10      Invalidity of Certain Provisions.............................-10-

     9.11      Headings.....................................................-10-

     9.12      Notices to Committee.........................................-10-

     9.13      Governing Law................................................-11-



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NORTHWESTERN STEEL AND WIRE COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
FOR COVERED EXECUTIVES
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Effective as of August 1, 1997, Northwestern Steel and Wire Company ("COMPANY")
establishes an unfunded, deferred compensation plan on behalf of its covered executives (the "EXECUTIVE" or "EXECUTIVES"). This document defines the provisions of such plan and shall be known as the Northwestern Steel and Wire Company Supplemental Executive Retirement Plan for Covered Executives ("Plan").

The Company maintains Pension Plan B of Northwestern Steel and Wire Company ("Pension Plan") and Northwestern Steel and Wire Company 401(k) Salary Deferral Plan ("401(k) Plan"), each of which is intended to meet the requirements of a "qualified" retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended ("CODE"). The Plan for Covered Executives is intended to be an unfunded, deferred compensation plan for a select group of management or highly compensated employees, as described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974.

The purpose of the Plan is to provide the Executives with (i) the additional benefits which would have been payable to the Executive under the Pension Plan and (ii) amounts equal to the additional matching contributions and employer nonelective contributions which would have been made by the Company under the 401(k) Plan, if, in each case, the limitations placed on compensation, benefits and contributions by Sections 401(a)(17), 402(g) and 415 of the Code did not apply.

ARTICLE I
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                                 DEFINITIONS

     The following sections of this Article I provide basic definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

     1.1 "Account" means the account established and maintained hereunder to record (i) the contributions deemed to be made by the Company under the provisions of Article IV, plus (ii) the increase in value attributable to the interest credited thereon.

     1.2 "Actuarial Equivalent" means an amount equal in value to the benefit replaced as determined in accordance with the assumptions, terms, factors and tables of the Pension Plan with respect to the determination of any alternate form of benefit, including reduction for early commencement of benefit payments.

     1.3 "Actuary" means the independent consulting actuary or actuarial firm retained to assist the Committee in its administration of the Plan.

     1.4 "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Article VI of the Plan to receive the benefit, if any, payable upon the death of the Executive.

     1.5 "Benefit Service" means the Executive's total period of employment as determined under the 401(k) Plan.


     1.6 "Board of Directors" "Board of Directors" means the Board of Directors of the Company.

     1.7  "Change of Control" shall occur if:

     (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act (other than shareholders holding more than 20% of the Company's voting securities as of the Effective Date), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;


     (ii) during any period of two consecutive years (not including any period prior to the Effective Date of this Plan) individuals who at the beginning of such period constituted the Board of Directors and any new directors, whose election by the

            Board of Directors or nomination for election by the Board of Directors or nomination for election by the stockholders of the Company was approved by a vote of at least three quarters of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority thereof; or

     (iii) all or substantially all of the assets of the Company are liquidated or distributed.

     1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

     1.9 "Code Limitations" means the cap on compensation taken into account by a qualified retirement plan under Code Section 401(a)(17), the limitation on pre-tax savings imposed by Code Section 402(g) and the overall limitations on contributions and benefits imposed on qualified retirement plans by Code Section 415, as such provisions may be amended from time to time, and any similar successor provisions of federal tax law.

     1.10 "Committee" means the person or persons which shall administer the Plan and which shall consist of one or more individuals as from time to time designated by the Compensation Committee of the Board of Directors of the Company.

     1.11 "Company" means Northwestern Steel and Wire Company, an Illinois corporation, or any successor corporation by merger, consolidation, purchase or otherwise.

     1.12 "Continuous Service" means the Executive's years (and fractions thereof calculated to the nearest month) of continuous service as credited under the Pension Plan.

     1.13   "Effective Date" means August 1, 1997.

     1.14 "Executive" or "Executives" means those members of a select group of management and highly compensated employees of the Company whose benefits under the 401(k) Plan or the Pension Plan are impacted by Code Limitations.

     1.15 "401(k) Plan" means the Northwestern Steel and Wire Company 401(k) Salary Deferral Plan, a qualified defined contribution plan and trust under Sections 401(a) and 501(a) of the Code, as adopted by the Company.

     1.16   "Pension Plan" means Pension Plan B of Northwestern Steel and
Wire Company, a qualified defined benefit pension plan and trust under Sections 401(a) and 501(a) of the Code, as adopted by the Company.

     1.17 "Plan" means Northwestern Steel and Wire Company Supplemental Executive Retirement Plan for Covered Executives, as set forth herein or as it may be amended or restated from time to time.

     1.18 "Plan Year" means the annual accounting period of the Pension Plan or the 401(k) Plan, as applicable.

     1.19   "Termination of Employment" means the earliest of the Executive's
(a) resignation for any reason, (b) dismissal for any reason, (c) cessation of employment by reason of a disability which is expected to be of long-continued and indefinite duration, (d) death or (e) retirement on or after reaching age 65.


ARTICLE II
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                                PARTICIPATION

     Participation in the Plan shall be limited to those Executives of the Company designated by the Committee as of the Effective Date whose compensation exceeds the applicable Code Limitation with respect to both the pension portion (described in Article III) and the 401(k) savings portion (described in Article
IV) of the Plan.


ARTICLE
--------------------------------------------------------------------------------

                              PENSION BENEFITS

     3.1 Amount of Pension Benefit. The amount of the monthly pension benefit accrued at any time on account of the Executive under the Plan shall equal the excess of (a) over (b), as determined by the Committee, where:


     (a) is the monthly pension benefit for all services with the Company (as calculated under the Pension Plan on the basis of the accrued benefit in the normal form thereunder, regardless of whether such benefit would be vested under the Pension Plan) that would otherwise have accrued on account of the Executive by the Pension Plan if its provisions were administered without regard to the Code Limitations; and

     (b)    is the monthly pension benefit (as calculated by the Pension
            Plan on the basis of the regular pension payable in the normal form thereunder) that has accrued on account of the Executive under the Pension Plan.

The Executive shall be 100% vested in his pension benefit under this Section
3.1 on his first anniversary of employment.

     3.2 Payment of Benefit. The benefit accrued on account of the Executive pursuant to Section 3.1 shall be paid to the Executive under the same type of pension and in the same form of payment as elected by the Executive under the Pension Plan. If the Executive's benefit is payable in an optional form, the optional form of benefit shall be the Actuarial Equivalent of the regular pension payable in the normal form.

     3.3 Death Benefit. Upon the Executive's death, a death benefit will be payable to his Beneficiary designated in accordance with Article VI of this Plan, except that any death benefit attributable to a surviving spouse's benefit under the Pension Plan shall be paid to his spouse (as determined for purposes of the Pension Plan). The amount of such death benefit shall be computed as provided under the Pension Plan with the adjustments as in Section
3.1 above, reduced by the amount of any death benefit paid or payable under the Pension Plan.

     3.4 Restoration of Employment. If, after the commencement of payments hereunder, the Executive is restored to employment with the Company, payment of any pension benefits under this Article III shall cease. Upon the Executive's subsequent Termination of Employment, his benefit under the Plan shall be recomputed in accordance with Section 3.1, but shall be reduced by the Actuarial Equivalent of the amount of any benefit paid by the Plan in respect of his previous Termination of Employment, and such reduced benefit shall be paid to the Executive in accordance with the provisions of the Plan.

     3.5 Small Payments. Notwithstanding any other provision of this Plan, if, on the date payment under the Plan would otherwise commence, the lump sum settlement value of the Executive's pension benefit under this Article III (as determined by the Actuary) does not exceed $25,000 or the Executive's Pension Plan benefit is not vested, then the Executive's pension benefit under this Article III shall automatically be paid in the form of an actuarially equivalent lump sum settlement.

ARTICLE IV
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                           401(K) SAVINGS BENEFITS

     4.1 Employer Matching & Non-Elective Contributions. Commencing on the Effective Date, August 1, 1997, contributions at least equal to two percent (2%) of (i) the Executive's compensation (as determined under the 401(k) Plan without regard to the Code Section 401(a)(17) limit) reduced by (ii) the then applicable Code Section 401(a)(17) limit, shall be made. In addition, the Executive shall be credited with Employer Non-Elective Contributions under this
Section 4.1 which shall equal the difference between the amount credited to the Executive's Non-Elective Contribution Account under the 401(k) Plan and the amount which would have been credited to such account under the 401(k) Plan but for the Code Limitations.


     4.2 Maintenance of Account. The Committee shall maintain an Account on the books and records of the Company for the Executive by reason of amounts credited to him under Sections 4.1. The Matching and Non-Elective Contribution additions for the Executive under Section 4.1 shall be credited to the Executive's Account as of the last day of the applicable Plan Year. For all amounts credited to the Executive's Account as of the first day of the Plan Year (i.e., all amounts other than current year contributions), the Account of the Executive shall be credited as of the last day of each half of each Plan Year (i.e., semi-annually) with interest at the mean average rate for such Plan Year of the investment funds (other than any Company stock fund), weighted equally, offered under the 401(k) Plan during such Plan Year. In lieu of such rate, the Committee may (with the written consent of the Executive) designate, from time to time, such other indices of investment performance or investment funds as the measurement of interest for crediting under this Section 4.2. The Executive shall at all times be 100% vested in his Account.

     4.3 Lump Sum Payment. The balance credited to the Executive's Account shall be paid to him in a lump sum payment as soon as reasonably practicable after his Termination of Employment with the Company.


     4.4 Death. If the Executive dies prior to receiving the balance credited to his Account under Section 4.2 above, the balance in his Account shall be paid to his Beneficiary in a lump sum payment as soon as reasonably practicable after his death.

ARTICLE V
--------------------------------------------------------------------------------

                                PLAN FINANCING


     5.1 Funding. All benefits payable to the Executive under the Plan constitute general corporate obligations of the Company. The amounts payable under the Plan shall be reflected on the accounting records of the Company but, subject to the provisions of Section 5.3, shall not be construed to create or require the creation of a trust, custodial, or escrow account. Neither the Executive nor his Beneficiary shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company and the Executive or any other person. Neither the Executive nor his Beneficiary shall acquire any interest greater than that of an unsecured creditor.

     5.2 Company Contributions. The Company shall make payments from its general assets to pay benefits under this Plan in such amounts and at such times as the Committee, in accordance with the Plan, shall from time to time direct.


     5.3 Establishment of Grantor Trust. Notwithstanding the fact that all benefits payable to the Executive under this Plan constitute general corporate obligations, the Company may establish a separate irrevocable grantor trust for the benefit of the Executive, which trust shall be subject to the claims of the general creditors of the Company in the event of the Company's insolvency, to be used as a reserve for the discharge of the Company's obligations under this Plan to the Executive. Any payments made to the Executive under the separate trust for his benefit shall reduce dollar for dollar the amount payable to the Executive from the general assets of the Company. As soon as possible following a Change in Control, but in no event longer than sixty (60) days following the Change in Control, the Company shall pay in cash to the Executive (or his Beneficiary) the benefits which the Executive had accrued under the terms of the Plan as of the date on which the Change in Control occurred.

ARTICLE VI
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                          DESIGNATION OF BENEFICIARY


     6.1 Designation by Executive. The Executive may file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the benefits, if any, payable under the Plan upon his death. The Executive may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Executive's death, and in no event shall it be effective as of a date prior to such receipt.

     6.2 Absence of Effective Designation. If no such Beneficiary designation is in effect at the time of the Executive's death, or if no designated Beneficiary survives the Executive, or if, in the opinion of the Committee, such designation conflicts with applicable law, the Executive's spouse (as of the date of his death), if any, or if the Executive shall be unmarried as of the date of his death, the Executive's estate, shall be deemed to have been designated as his Beneficiary and shall be paid the benefits, if any, payable under the Plan upon the Executive's death. If the Committee is in doubt as to the right of any person to receive the Executive's benefits, the Committee may retain such benefits, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Company therefor.





ARTICLE VII
--------------------------------------------------------------------------------

                          ADMINISTRATION OF THE PLAN

     7.1 General Authority of Committee. The Committee shall have general authority over and responsibility for the administration and interpretation of the Plan. The Committee shall have full power and discretionary authority to interpret and construe the Plan, to make all determinations considered necessary or advisable for the administration of the Plan and any trust referred to in Article V, and the calculation of the amount of benefits payable thereunder, and to review claims for benefits under the Plan. Unless arbitrary or capricious, the Committee's interpretations and constructions of the Plan and its decisions or actions thereunder shall be binding and conclusive on all persons for all purposes.

     7.2 Retention of Agents and Delegation of Authority. The Committee shall arrange for the engagement of the Actuary, and if the Committee deems it advisable, it shall arrange for the engagement of legal counsel and certified public accountants (who may be counsel or accountants for the Company), and other consultants, and make use of agents and clerical or other personnel, for purposes of the Plan. The Committee may rely upon the written opinions of such Actuary, counsel, accountants and consultants, and upon any information supplied by the Pension Plan or the 401(k) Plan for purposes of the respective benefits payable under Articles III and IV hereof, and delegate to any agent or to any Committee member its authority to perform any act hereunder, including without limitations those matters involving the exercise of discretion; provided, however, that such delegation shall be subject to revocation at any time at the discretion of the Committee. The Committee shall report to the Compensation Committee of the Board of Directors at such intervals as shall be specified by such committee, with regard to the matters for which it is responsible under the Plan.

     7.3 Limitation on Committee Membership. No Executive shall be entitled to serve on the Committee.

     7.4 Expenses and Bond. Each Committee member shall be reimbursed for any reasonable expenses incurred in connection with his or her services as a Committee member, and any expenses incurred by the Committee in its administration of the Plan shall be paid by the Company. No bond or other security need be required of the Committee or any member thereof in any jurisdiction.

     7.5 Claims Procedure. All claims for benefits under the Plan shall be submitted in writing to the chairman of the Committee. Written notice of the decision on each such claim shall be furnished with reasonable promptness to the Executive or his Beneficiary (in either case referenced to as the "claimant"). The claimant may request a review by the Committee of any decision denying the claim in whole or in part. Such request shall be made in writing and filed with the Committee within thirty (30) days of such denial. A request for review shall contain all additional information which the claimant wishes the Committee to consider. The Committee may hold any hearing or conduct any independent investigation which it deems desirable to render its decision, and the decision on review shall be made as soon as feasible after the Committee's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons as to all matters relating to the Plan.

ARTICLE VIII
--------------------------------------------------------------------------------

                          AMENDMENT AND TERMINATION

     8.1 Amendment and Termination. The Company, by action of the Committee, reserves the right to amend this Plan from time to time; provided, however, without the written consent of the Executive or his Beneficiary (if the Executive is deceased), no such action may reduce or relieve the Company of any obligation with respect to any benefit accrued under this Plan by the Executive (or his Beneficiary) as of the date of such amendment or termination.

     8.2 Plan Termination. This Plan may be terminated by the Board at any time when, in its judgment, business, financial or other good cause make such termination necessary; provided, however, that no termination of the Plan shall occur without either (a) the written consent of the Executive (or his Beneficiary in the event of his death) or (b) when determined by the Board to be legally required. The termination of the Plan shall become effective upon the execution by the Board of a written resolution signed and stating the fact of such termination, the satisfaction of the requirements in the immediately preceding sentence and the date as of which it is to be effective; provided, however, that to the extent this Plan cannot be amended to reduce or deprive the Executive or his Beneficiary of benefits accrued, it can likewise not be terminated as to that the Executive or his Beneficiary until such benefit accruals have been completely satisfied. Upon termination of this Plan, (i) the Actuarial Equivalent single sum value of the Executive's pension benefits (or death benefits) accrued under Article III and (ii) the value of his Account under Article IV shall be paid as soon as administratively possible to the Executive (or his Beneficiary in the event of his death) but in no event greater than ninety (90) days after such termination.


ARTICLE IX
--------------------------------------------------------------------------------

                              GENERAL PROVISIONS

     9.1 Indemnification and Exculpation. The members of the Committee, its agents and officers, directors and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

     9.2 Corporate Action. Any action required of or permitted by the Company under this Plan shall be by resolution of the Board or the Committee or any person or persons authorized by resolution of the Board or the Committee.

     9.3 Interests not Transferable. The interests of the Executive and his Beneficiary under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered by them; any such attempted disposition shall be null and void.

     9.4 Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of a qualified pension plan maintained by the Company. The treatment of such amounts under other employee benefits plans shall be determined pursuant to the provisions of such plans.

     9.5    Deduction of Taxes from Amounts Payable.

            (a) Distribution. The Company shall deduct from the amount to be distributed such amount as the Company, in its sole discretion, deems proper to protect the Company against liability for the payment of death, succession, inheritance, income, or other taxes, and out of money so deducted, the Company may discharge any such liability and pay the amount remaining to the Executive or his Beneficiary, as the case may be.

            (b) Withholding. The Company may withhold whatever taxes (including federal, state, local and FICA taxes) it, in its sole discretion, deems proper to protect the Company against liability for the payment of such withholding taxes and out of the money so deducted, the Company may discharge any such liability. Withholding for this purpose may come from any wages due to the Executive.

     9.6 Taxation Prior to Receipt. If the Executive shall be subject to taxation (including federal, state, local and FICA taxes) with respect to all or any portion of the value of his benefits under the Plan prior to the calendar year in which the Executive otherwise receives such portion, the Company shall, at the request of the Executive (or, in the event of his death, his Beneficiary) accompanied by evidence satisfactory to the Committee of the correct determination of such tax liability, distribute as soon as reasonably practicable (and no later than sixty (60) days after such request) the value of the tax liability attributable to the benefits determined to be taxable to the Executive prior to such actual receipt. Any amount distributed pursuant to this Section 9.6 shall be considered as an advance payment and shall be applied dollar-for-dollar against the first payments otherwise due to the Executive pursuant to the Plan.

     9.7 Facility of Payment. If the Executive or his Beneficiary is declared an incompetent or is a minor and a conservator, guardian, or other person legally charged with his or her care has been appointed, any benefits to which the Executive or his Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his or her care. The decision of the Committee in such matters shall be final, binding, and conclusive upon the Company and upon the Executive, his Beneficiary, and every other person or party interested or concerned. The Company and the Committee shall not be under any duty to see to the proper application of such payments.

     9.8 Company Merger. This Plan shall be binding and enforceable against any successor corporation to the Company, by merger, consolidation, purchase or otherwise, and such successor corporation shall be substituted hereunder for the Company.

     9.9 Gender and Number. Except as the context indicates contrarily, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

     9.10 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

     9.11 Headings. The headings or articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

     9.12 Notices to Committee. All elections, designations, requests, notices, instructions, and other communications from the Executive or his Beneficiary to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first-class mail or delivered to the chief financial officer of the Company (or such location specified by the Committee) and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as stated above.

     9.13 Governing Law. The Plan shall be construed according to the laws of the State of Illinois in effect from time to time.

     IN WITNESS WHEREOF, NORTHWESTERN STEEL AND WIRE COMPANY has caused the Plan to be executed this ___ day of __________, 1997, effective as of the day and year first written above.


ATTEST:                                NORTHWESTERN STEEL AND WIRE COMPANY


                                       By:
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                                       Title:
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